Exhibit 99.1

PROXY CARD

EMPOWER LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON

[●], 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”) and accompanying Proxy Statement, dated [●], 2021, in connection with the Extraordinary Meeting to be held at the offices of Gibson, Dunn & Crutcher LLP located at 200 Park Ave, New York, NY 10166 and virtually at [●] on [●], 2021 at [●] a.m. Eastern daylight time, and hereby appoints Matthew Rubel (with full power to act alone), the attorney-in-fact and proxy of the undersigned, with full power of substitution to vote all shares of Empower Ltd. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Extraordinary Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4, PROPOSAL NO. 5, PROPOSAL NO. 6, PROPOSAL NO. 7 AND PROPOSAL NO. 8.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary Meeting of Shareholders to be held on [●], 2021:

This notice of meeting and the accompanying Proxy Statement are available at: [●]

VOTE BY INTERNET – [●]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [●].

EMPOWER LTD. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 7.	Please mark vote as indicated in this example	☒

Proposal No. 1 – Business Combination Proposal

Proposal to adopt the Merger Agreement, dated as of March 11, 2021 (as it may be amended from time to time, the “Merger Agreement”) by and among Empower, Empower Merger Sub I, Inc., a Delaware corporation and subsidiary of Empower (“Merger Sub I”), Empower Merger Sub II, LLC, a Delaware limited liability company and subsidiary of Empower (“Merger Sub II”) and Holley Intermediate Holdings, Inc., a Delaware corporation (“Holley”), and approve the transactions contemplated thereby, including, the merger of Merger Sub I with and into Holley (“Company Merger I”), with Holley surviving Company Merger I as a wholly owned subsidiary of Empower, followed by the merger of Holley with and into Merger Sub II (“Company Merger II”) with Merger Sub II surviving Company Merger II as a wholly owned subsidiary of Empower (the “Mergers”), in accordance with the terms and subject to the conditions of the Merger Agreement. The Business Combination Proposal is conditioned on the approval of each of the Redomestication Proposal, the Binding Charter Proposal and the NYSE Proposal. Therefore, if each of the Redomestication Proposal, the Binding Charter Proposal and the NYSE Proposal is not approved, the Business Combination Proposal will have no effect.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 – Redomestication Proposal

Proposal to approve by special resolution the change of the Company’s jurisdiction of incorporation by continuing and deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Mergers, the “Business Combination”). The Redomestication Proposal is conditioned on the approval of each of the Business Combination Proposal, the Binding Charter Proposal and the NYSE Proposal. Therefore, if each of the Business Combination Proposal, the Binding Charter Proposal and the NYSE Proposal is not approved, the Redomestication Proposal will have no effect.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 – Non-Binding Organizational Documents Proposals

Proposals with respect to the replacement of Empower’s Amended and Restated Memorandum and Articles of Association, as amended from time to time (the “Cayman Constitutional Documents”), with the Certificate of Incorporation of New Holley (the “Proposed Charter”) and the Bylaws of New Holley (the “Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) following the Domestication, each to be voted upon separately on a non-binding advisory basis.

Proposal No. 3A – Authorized Shares – Proposal to amend the Cayman Constitutional Documents to authorize 555,000,000 shares, consisting of 550,000,000 shares of Domestication Common Stock and 5,000,000 shares of New Holley preferred stock.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3B – Exclusive Forum Provision – Proposal to amend the Cayman Constitutional Documents to adopt Delaware as the exclusive forum.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3C – Takeovers by Interested Stockholders – Proposal to amend the Cayman Constitutional Documents to allow New Holley to elect not to be governed by Section 203 of the DGCL relating to takeovers by interested stockholders and, instead, be governed by a provision substantially similar to Section 203 of the DGCL.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3D – Adoption of Supermajority Vote Requirement to Amend the Proposed Organizational Documents – Proposal to amend the Cayman Constitutional Documents to require the affirmative vote of at least (i) 66 2/3% to adopt, amend or repeal Article VI of the Proposed Bylaws (ii) 66.7%, to adopt, amend or repeal amend, alter, repeal or rescind Section 4.2 and Articles V, VII, VIII, X, XI and XII of the Proposed Charter and (iii) 80% to adopt, amend or repeal Article IX of the Proposed Charter.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3E – Removal of Directors – Proposal to amend the Cayman Constitutional Documents to permit the removal of a director only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an election of directors.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3F – Action by Written Consent of Stockholders – Proposal to amend the Cayman Constitutional Documents to require stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3G – Corporate Opportunities – Proposal to amend the Cayman Constitutional Documents to explicitly waive any expectation of corporate opportunities with respect to New Holley’s non-employee directors.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3H – Other Changes In Connection With Adoption of the Proposed Organizational Documents – Proposal to amend the Cayman Constitutional Documents to authorize (1) changing the corporate name from “Empower Ltd.” to “Holley Inc.”, (2) making New Holley’s corporate existence perpetual, and (3) removing certain provisions related to Empower’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 – Binding Charter Proposals

Proposal to adopt by special resolution the Proposed Charter in the form attached to the Proxy Statement as Annex C. The Binding Charter Proposal is conditioned on the approval of each of the Business Combination Proposal, the Redomestication Proposal and the NYSE Proposal. Therefore, if each of the Business Combination Proposal, the Redomestication Proposal and the NYSE Proposal is not approved, the Binding Charter Proposal will have no effect.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 – Director Election Proposal

Proposal to elect seven (7) directors who upon consummation of the Business Combination will be directors of New Holley. The Director Election Proposal is conditioned on the approval of each of the Business Combination Proposal, the Redomestication Proposal, the NYSE Proposal and the Binding Charter Proposal. Therefore, if each of the Business Combination Proposal, the Redomestication Proposal, the NYSE Proposal and the Binding Charter Proposal is not approved, the Director Election Proposal will have no effect.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 – The NYSE Proposal

Proposal to approve, for purposes of complying with applicable NYSE listing rules, the issuance of more than 20% of Empower Class A Shares and Empower Class B Shares pursuant to the Business Combination. The NYSE Proposal is conditioned on the approval of each of the Business Combination Proposal, the Redomestication Proposal and the Binding Charter Proposal. Therefore, if each of the Business Combination Proposal, the Redomestication Proposal and the Binding Charter Proposal is not approved, the NYSE Proposal will have no effect.

Proposal No. 7 – Incentive Plan Proposal

Proposal to approve the Holley Inc. 2021 Stock Incentive Plan (the “Incentive Plan”), in the form attached to the Proxy Statement as Annex I, including the authorization of the initial share reserve under the Incentive Plan. The Incentive Plan Proposal is conditioned on the approval of each of the Business Combination Proposal, the Redomestication Proposal, the NYSE Proposal and the Binding Charter Proposal. Therefore, if each of the Business Combination Proposal, the Redomestication Proposal, the NYSE Proposal and the Binding Charter Proposal is not approved, the Incentive Plan Proposal will have no effect.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 – Adjournment Proposal

Proposal to adjourn the Extraordinary Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Redomestication Proposal, the Binding Charter Approval Proposal, the Incentive Plan Proposal, the Director Election Proposal, and the NYSE Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Note: If any other matters properly come before the Extraordinary Meeting, unless such authority is withheld on this proxy card, the proxies will vote on such matters in their discretion.

Date: , 2021

Shareholder’s Signature

Shareholder’s Signature (if held jointly)

Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THIS PROXY CARD WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH IN PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4, PROPOSAL NO. 5, PROPOSAL NO. 6, PROPOSAL NO. 7 AND PROPOSAL NO. 8 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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